UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

On December 28, 2022, we entered into a three-year employment agreement with Mary Kirk, Interim CEO of our clean technology subsidiary Energy Intelligence Center LLC d/b/a Clean Solution Technologies, naming her Senior Vice President Finance of FOMO WORLDWIDE, INC. with supervisory authority over the finances of our current businesses. Ms. Kirk is being compensated $78,000 cash per year, monthly health insurance coverage, and 150,000,000 stock options with a $0.0005 exercise price and a three-year expiration. Half of the newly issued stock options vest immediately and the other half of the newly issued stock options vest over the next two years. For retention, we also repriced 25,000,000 previously issued stock options to an exercise price of $0.0005 from $0.001 and extended their expiration three years to December 31, 2025.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. Mary Kirk 150 million Stock Options – January 1, 2023
10.2	FOMO WORLDWIDE, INC. Mary Kirk 25 million Stock Options Repriced/Extended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to Form 8-K and Form 8-K Amendments 1 and 2 previously filed with EDGAR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: January 3, 2023	By:	/s/ Vikram Grover